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                                                                    EXHIBIT 99.1

[GRAPHIC REMOVED HERE]

Press Release

For further information, please contact:

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Paradigm Genetics, Inc.              Noonan/Russo Communications, Inc.
Melissa Matson                       Lydia Sanmarti-Vila, Ph.D., ext.226 (media)
Manager, Corporate Communications    Amy Garay, ext.298 (investors)
919-425-3000                         212-696-4455
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               PARADIGM GENETICS COMPLETES INTERNAL RESTRUCTURING
- New organization will better position company to increase shareholder value -

RESEARCH TRIANGLE PARK, NC, April 16, 2002 -- Paradigm Genetics, Inc. (Nasdaq:
PDGM) announced today it had completed an internal restructuring to better focus resources to grow its human healthcare and agricultural businesses. The restructuring included the establishment of distinct business units for healthcare and agriculture, the realignment of research groups, and a reduction of about 20 percent in the workforce. Administrative and some research positions were affected.

"Paradigm's strategic vision is to develop novel technologies to discover new products for healthcare and agriculture. Recent events have given us the opportunity to review our business in light of that vision," said John E. Hamer, Ph.D., Acting President and CEO. "We reviewed our organizational structure, partnerships and current business climate with the goal of restructuring our operations to best fit our objectives and key strategic opportunities in human health and agriculture. Focusing on the things that make Paradigm a leader in the biotechnology marketplace - namely Paradigm's unique strengths in metabolomics, gene function determination and informatics - allowed us to eliminate some positions without affecting our current projects or our prospects for growth. In fact, these changes will allow for smarter and better growth and better performance for our partners and shareholders.

Hamer added, "Though the reductions in staff were difficult, they were only one part of a broad effort to reduce our costs and better position the company for long term growth."

The company is headquartered in Research Triangle Park, NC, and currently has 223 employees.



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ABOUT PARADIGM GENETICS, INC.
Paradigm Genetics, Inc. (Nasdaq: PDGM), headquartered in Research Triangle Park, NC, is a life sciences company developing novel technologies to discover new products for the advancement of human health and agriculture. In human health, Paradigm seeks to use its proprietary MetaVantage(TM) metabolomics technology platform to transform drug discovery and development by significantly enhancing the study of drug targets, lead compounds, and predictive medicine. The MetaVantage(TM) platform elucidates the metabolic profile of a cell, tissue or fluid, and integrates this information with data from other genomics analyses using its proprietary comprehensive informatics system. By globally interrogating biochemistry, the MetaVantage(TM) platform extends traditional genomic technologies to reveal the next level of cellular information. In agriculture, Paradigm has unlocked the potential of functional genomics through its GeneFunction Factory(TM) industrialized technology platform, which links gene expression profiling, biochemical profiling, and phenotypic profiling to create industry-leading genomic knowledge and intellectual property advantages. ParaGen, a business unit of Paradigm Genetics, offers gene sequencing, genotyping, and other genomic technology services to plant- and microbial-based product development customers. For more information, visit www.paradigmgenetics.com.
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This press release contains forward-looking statements, including statements regarding Paradigm's ability to successfully develop its technologies and build shareholder value; Paradigm's strategy and outlook; the prospects of Paradigm and its partners to develop new products in agriculture and human health; Paradigm's ability to successfully transform drug discovery and development; Paradigm's intention to expand its MetaVantage(TM) platform and its prospects for new healthcare collaborations; Paradigm's ability to enter into new partnerships and strategic alliances, discover intellectual property in and expand upon the ParaGen customer base in the agriculture sector; Paradigm's ability to meet or exceed the expectations of its partners; as well as Paradigm's prospects for growth and innovation. These risks include, but are not limited to, Paradigm's early stage of development, history of net losses, technological and product development uncertainties, reliance on research collaborations, uncertainty of additional funding and ability to protect its patents and proprietary rights. These and other risks are identified in Paradigm's most recent report on Form 10-K for the year ended December 31, 2001, filed with the Securities and Exchange Commission.

   MetaVantage/TM/and GeneFunction Factory/TM/are U.S. trademarks of Paradigm
                                 Genetics, Inc.

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